MASTER SERVICES AGREEMENT

This Master Services Agreement ("**Agreement**") is entered into as of this **[DATE]** ("**Effective Date**"), by and between **Litigation Dynamics, Inc**("**LDI**") and **VR Holdings, Inc.** ("**Client**").

Whereas, LDI desires to provide its offered services to clients (the "Client(s)") relating to Data Discovery, E-Discovery, Client Review, Cloud based Attorney Review, and other custom requests to clients(the "Engagements"); and

Whereas, LDI desires to enter into an agreement pursuant to which LDI wishes to furnish its services to client, in connection with the Engagements that will be entered into from time to time.

Now Therefore, in consideration of the foregoing premises, and the mutual covenants and agreements contained herein, the parties agree as follows:

1 SERVICES.

1.1 LETTERS OF UNDERSTANDING. All services provided by Litigation Dynamics, Inc (the "**Services**") shall be outlined in a mutually agreed upon and jointly executed document describing the services to be performed (each, a "**Letter of Understanding**" or "**LOU**"). Each Letter of Understanding shall be subject to all of the terms and conditions contained in this Agreement and is incorporated herein by reference.

1.2 PERFORMANCE OF SERVICES. **LDI Technologies, LLC,** Shall to the best of its ability, render the services set forth in the Letter of Understanding in a timely and professional manner consistent with generally accepted industry standards. Client shall provide in a timely and professional manner, and at no cost to **LDI**, assistance, cooperation, complete and accurate information and required digital data, equipment, computer and telecommunications facilities, programs, files, documentation, a suitable work environment, and other resources requested by **LDI**, if required as outlined in the LOU, to enable it to perform the Services (collectively, "**Assistance**"). **Litigation Dynamics, Inc** shall not be liable for any deficiency in performing the Services if such deficiency results from Client's failure to provide full assistance as required hereunder. Assistance includes, but is not limited to, designating a project manager to interface with **Litigation Dynamics, Inc** during the course of the Services.

1.3 OWNERSHIP OF WORK PRODUCT. As used herein, the term "**Work Product**" means all materials, software, tools, data, inventions, works of authorship and other innovations of any kind, including, without limitation, any deliverables under the Letter of Understanding and any improvements or modifications to **VR Holdings** proprietary computer data or software programs and related materials, that **VR Holdings** , may request, conceive, develop or reduce to practice, alone or jointly with others, in the course of performing the Services or as a result of such Services, whether or not eligible for patent, copyright, trademark, trade secret or other legal protection. Client agrees that all Work Product shall be the property of **Litigation Dynamics, Inc** and hereby assigns all rights it may have in the Work Product and in all related patents, patent applications, copyrights, mask work rights, trademarks, trade secrets, rights of priority

and other proprietary rights to **VR Holdings**. Client acknowledges that **Litigation Dynamics, Inc** in its sole discretion, shall have the right to license the Work Product or any portion thereof, and/or incorporate the Work Product or any portion thereof into **Litigation Dynamics, Inc** products for use by other licensees or clients of **VR Holdings**.

1.4 LICENSE. **Litigation Dynamics, Inc** grants to Client a perpetual, nontransferable, nonexclusive, worldwide license to use any processes or materials developed by **Litigation Dynamics, Inc** for Client under this Agreement. Client will not use any materials developed by **Litigation Dynamics, Inc** for any third parties under this Agreement without clearly labeling or otherwise clearly indicating such processes or materials were developed by **Litigation Dynamics, Inc** for **VR Holdings**.

2 COMPENSATION.

Unless otherwise indicated in a Letter of Understanding, all General Services pertaining to any future litigation support will be performed on a pricelist or on a time-and-materials basis; then-current fees and charges and therefore applied to a monthly invoice. However, current litigation support activities pertaining to "Lender Liability" law suit will be exempt from these fees and charges and will be monitored by internal billing only. The amount of data exempt from fees and charges shall be capped at 50GB and once that cap is reached the terms of the Master Service Agreement shall be in effect.

Accordingly, Client shall pay **LDI** for all time spent performing the required services, plus the cost of any materials, taxes, travel, lodging, communications, shipping charges and out-of-pocket expenses incurred by the **LDI** consultant in connection with providing the services. All such fees and costs will be invoiced monthly and will be payable within thirty (30) days of the date of invoice unless otherwise designated.

Payments can be made in the form of Cash, Credit Cards, and Public Unrestricted Company Stock. Payments utilizing Company stock for payment may only be for the total outstanding consulting Fees and may not be used for expenses or hard costs such as software or other items.

3 TERMINATION.

3.1 TERM. This Agreement shall commence on the Effective Date. Either party may terminate this Agreement and/or any Letter of Understanding at any time upon thirty (30) days advance written notice to the other party. Notice of termination of any Letter of Understanding shall not be considered notice of termination of this Agreement unless specifically stated in the notice; provided, however, any termination of this Agreement shall automatically terminate all Statements of Work. Any Letter of Understanding outstanding at the time of termination of this Agreement shall continue to be governed by this Agreement as if it had not been terminated.

3.2 TERMINATION FOR CAUSE. Either party may terminate this Agreement immediately upon written notice to the other party if the other party breaches or is in default of any obligation hereunder, including the failure to make any payment when due, which default is incapable of cure or

which, being capable of cure, has not been cured within thirty (30) days after receipt of written notice from the non-defaulting party.

3.3 EFFECT OF TERMINATION. Upon termination of this Agreement, **Litigation Dynamics, Inc**shall immediately cease performing any Services and Client shall pay **Litigation Dynamics, Inc**any compensation due for Services actually rendered. Sections 1.4, subject to any payments due hereunder, 3.3, 4, 5 and 6, shall survive the termination of this Agreement. Termination of this Agreement by either party shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party from any liability for breach of such party's obligations under this Agreement. Neither party shall be liable to the other for damages of any kind solely as a result of terminating this Agreement in accordance with its terms, and termination of this Agreement by a party shall be without prejudice to any other right or remedy of such party under this Agreement or applicable law.

4 LIMITATION OF LIABILITY.

LITIGATION DYNAMICS, INCMAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE SERVICES OR ANY WORK PRODUCT OR DELIVERABLES DEVELOPED HEREUNDER, AND **LITIGATION DYNAMICS, INC**EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR NEED, ACCURACY, NON-INFRINGEMENT OF THIRD PARTY RIGHTS AND TITLE, AND ALL WARRANTIES THAT MAY ARISE FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE.

To the extent permitted by applicable law, in no event will either party be liable under any legal theory for any special, indirect, consequential, exemplary or incidental damages, however caused, arising out of or relating to this Agreement, even if such party has been advised of the possibility of such damages. Neither party's liability to the other party under this Agreement shall exceed the total amounts paid or payable by Client under this Agreement.

5 CONFIDENTIALITY.

5.1 CONFIDENTIAL INFORMATION. By virtue of this Agreement, the parties will have access to information that is confidential to one another ("**Confidential Information**"). For purposes of this Agreement, Confidential Information of a party means information, ideas, materials or other subject matter of such party, whether disclosed orally, in writing or otherwise, that is provided under circumstances reasonably indicating that it is confidential or proprietary. Confidential Information includes, without limitation, the terms and conditions of this Agreement; all business plans, technical information or data, product ideas, methodologies, calculation algorithms and analytical routines; and all personnel, client, contracts and financial information or materials disclosed or otherwise provided by such party ("**Disclosing Party**") to the other party ("**Receiving Party**"). Confidential Information does not include that which (a) is already in Client's possession at the time of disclosure to Client, (b) is or becomes part of public knowledge other than as a result of any action or inaction of the Client, (c) is obtained by Client from an unrelated third party without a duty of confidentiality, or (d) is independently developed by Client.

5.2 RESTRICTIONS ON USE. The Receiving Party shall not use Confidential Information of the Disclosing Party for any purpose other than in furtherance of this Agreement and the activities described herein. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any third parties except as otherwise permitted hereunder. The Receiving Party may disclose Confidential Information of the Disclosing Party only to those employees or consultants who have a need to know such Confidential Information and who are bound to retain the confidentiality thereof under provisions (including, without limitation, provisions relating to nonuse and nondisclosure) no less restrictive than those required by the Receiving Party for its own Confidential Information. The Receiving Party shall maintain Confidential Information of the Disclosing Party with at least the same degree of care it uses to protect its own proprietary information of a similar nature or sensitivity, but no less than reasonable care under the circumstances. Each party shall advise the other party in writing of any misappropriation or misuse of Confidential Information of the other party of which the notifying party becomes aware.

5.3 EXCLUSIONS. Notwithstanding the foregoing, this Agreement shall not prevent the Receiving Party from disclosing Confidential Information of the Disclosing Party to the extent required by a judicial order or other legal obligation, provided that, in such event, the Receiving Party shall promptly notify the Disclosing Party to allow intervention (and shall cooperate with the Disclosing Party) to contest or minimize the scope of the disclosure (including application for a protective order).

5.4 EQUITABLE RELIEF. The Receiving Party acknowledges that the Disclosing Party considers its Confidential Information to contain trade secrets of the Disclosing Party and that any unauthorized use or disclosure of such information would cause the Disclosing Party irreparable harm for which its remedies at law would be inadequate. Accordingly, each party (as the Receiving Party) acknowledges and agrees that the Disclosing Party will be entitled, in addition to any other remedies available to it at law or in equity, to the issuance of injunctive relief, without bond, enjoining any breach or threatened breach of the Receiving Party's obligations hereunder with respect to the Confidential Information of the Disclosing Party, and such further relief as any court of competent jurisdiction may deem just and proper.

5.5 RETURN OF MATERIALS. Upon termination of this Agreement, the Receiving Party will immediately return to the Disclosing Party all Confidential Information of the Disclosing Party embodied in tangible (including electronic) form or destroy all such Confidential Information and certify in writing to the Disclosing Party that all such Confidential Information has been destroyed.

6 GENERAL PROVISIONS.

6.1 **Governing Law**. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Texas, without regard to or application of provisions relating to choice of law.

6.2 **Severability**. If any provision of this Agreement is unenforceable, then such provision will be enforced to the maximum extent possible under

applicable law so as to affect the intent of the parties and the other provisions of this Agreement will continue in full force and effect.

6.3 Counterparts. This Agreement may be executed in counterparts.

6.4 Entire Agreement; Amendment; Waiver. This Agreement (including any Statements of Work) constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous communications, negotiations, and agreements, written or oral, regarding the subject matter hereto. No modification of or amendment or waiver to this Agreement will be effective unless in writing and signed by each of the parties.

7 RESOURCES

Whereas; if outside professionals are required, professional profiles of the consultants assigned to this project will be presented to **VR Holdings** upon request at the initiation of the project. Any third party profiles will be brought to Clients attention at the time of initiation for each Letter of Understanding.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

LDI REPRESENATIVE		VR HOLDINGS	
BY:	[signature]	BY:	John E. Baker [signature]
DATE:	1-03-12	DATE:	1-3-2012
NAME:	Zane Russell	NAME:	JOHN E. BAKER
TITLE:	President	TITLE:	PRES & CEO
ADDRESS:	15721 Park Row, Suite 100 Houston, TX 77450	ADDRESS:	1615 CHESTER ROAD CHESTER, MD 21619

Invoices will be sent to the Client address shown below the signature of this contract unless a different billing address is indicated here:

NAME ____

DEPARTMENT __________________________________

E-MAIL ____

ADDRESS ______________________________________

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